UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – APRIL 28, 2009

TIGER RENEWABLE ENERGY LTD.
(Exact name of Registrant as specified in its charter)

NEVADA	000-51388	84-1665042
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Sino Favour Centre
1 On Yip Street
Suite 1302
Chai Wan
Hong Kong
 (Address of principal executive offices)

1-514-402-2538
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:	Entry into a Material Definitive Agreement.

Dated as of April 28, 2009, Tiger Renewable Energy Ltd. (“Tiger”) and Wellington Capital Management Inc. (“Wellington”) entered into a Termination and Discharge of Convertible Note Agreement, a Termination of Working Interest Purchase and Sale Agreement (the “Agreements”), and on April 30th, 2009  a Mutual Release;

Tiger and Wellington have mutually agreed to terminate the Agreements as of April 28, 2009, based on the on the current business environment and difficulty in raising capital.

Item 7.01:	Regulation FD Disclosure

On May 5, 2009, Tiger Renewable Energy Ltd. (“Tiger”) filed a press release to announce that the Company and Wellington Capital Management Inc. entered into a Termination and Discharge of Convertible Note Agreement, a Termination of Working Interest Purchase and Sale Agreement (the “Agreements”), and on April 30th, 2009  a Mutual Release.

Press Release

Tiger Renewable Energy Ltd. (the “Company”) issued a press release on May 5, 2009, filed as Exhibit 99.1 hereto.

Item 9.01:	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description

10.1	Termination of Working Interest Purchase and Sale Agreement;
10.2	Termination and Discharge of Convertible Note Agreement;
10.3	Mutual Release
99.1	Press Release dated May 5, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER RENEWABLE ENERGY LIMITED

Date: May 5, 2009	By:	/s/ Robert Clarke
Robert Clarke
President